SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 21, 2016

FIRMA HOLDINGS CORP.
(Name of Small Business Issuer in its charter)

Nevada	333-143512	20-5000381
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

181 N. Arroyo Grande Blvd.
Ste. #140B
Henderson, NV 89074
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (888) 901-4550

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other

In the third quarter of 2015 Sicilian Sun Limited and its subsidiary, Sicilian Sun Foods, began production of Gelato for its major US client. In spite of delays on certain raw materials, multiple containers were delivered in August and September.

Prior to this, critical banking facilities needed to manage payable and receivable cycles had been vowed by the company’s Italian bank. In spite of continual meetings and recommitments from the bank, in early September, the absence of the banking facilities began to affect production. Additionally, in early September, there was torrential flooding in Eastern Sicily that resulted in electrical damage at the factory and a “State of Emergency” for the region. As a result, production was halted and, as of January 21, 2016, the plant has not resumed operations.

While seeking other funding sources, the company also began negotiations with a potential partner that could bring needed resources. In Mid-November, a letter of intent was signed for the sale of Sicilian Sun Limited and Sicilian Sun Foods, with a targeted closing date of December 31st, 2015. Further negotiations resulted in a new closing date on, or before, February 5th, 2016. Details of the transaction will be revealed with the signing of the definitive agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 21, 2016

FIRMA HOLDINGS CORP.

By:	/s/ David Barefoot
David Barefoot, Chief Operating Officer

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